UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 1, 2021 (May 27, 2021)

SHIFT TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38839	82-5325852
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2525 16th Street, Suite 310, San Francisco, CA	94103
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (855) 575-6739

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	SFT	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) if the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Convertible Note Offering

On May 27, 2021, Shift Technologies, Inc. (the “Company” and “Issuer”) completed its previously announced private offering of $150,000,000 aggregate principal amount of its 4.75% Convertible Senior Notes due 2026 (the “Notes”). The Notes were issued pursuant to, and are governed by, an Indenture, dated as of May 27, 2021 (the “Indenture”), among the Issuer, and U.S. Bank National Association, as trustee. The Notes were sold under a purchase agreement, dated as of May 24, 2021, entered into by and between the Company and J.P. Morgan Securities LLC and Goldman & Sachs Co. LLC, as representatives of the several initial purchasers named therein (the “Initial Purchasers”). The aggregate principal amount of the Notes sold in the offering was $150,000,000, which includes $25,000,000 aggregate principal amount of Notes which were issued pursuant to an option to purchase, within a 13-day period beginning on, and including, the date on which the Notes were first issued, granted to the Initial Purchasers under the purchase agreement, which the Initial Purchasers exercised in full on May 26, 2021 and which additional purchase was also completed on May 27, 2021.

The Notes are the Issuer’s senior unsecured obligations and will rank equally in right of payment with the Issuer’s future senior unsecured indebtedness, senior in right of payment to the Issuer’s future indebtedness that is expressly subordinated to the notes and effectively subordinated to the Issuer’s future secured indebtedness, to the extent of the value of the collateral securing that indebtedness. The Notes are structurally subordinated to all existing and future indebtedness and other liabilities, including trade payables, and (to the extent the Issuer is not a holder thereof) preferred equity, if any, of the Issuer’s subsidiaries.

The Notes will accrue interest payable semi-annually in arrears on May 15 and November 15 of each year, beginning on November 15, 2021, at a rate of 4.75% per year. The Notes will mature on May 15, 2026 (the “Maturity Date”), unless earlier converted, redeemed or repurchased by the Issuer.

The Notes are convertible into shares of the Issuer’s Class A common stock at an initial conversion rate of 118.6556 shares of the Issuer’s Class A common stock per $1,000 principal amount of Notes (which is equivalent to an initial conversion price of approximately $8.43 per share of the Issuer’s Class A common stock). The initial conversion price represents a premium of approximately 27.50% over the last reported sale price of the Issuer’s Class A common stock on May 24, 2021, which was $6.61 per share. The conversion rate will be subject to adjustment upon the occurrence of certain events prior to the maturity date. The Company will increase the conversion rate for a holder who elects to convert its notes in connection with certain corporate events or the Company’s delivery of a notice of redemption, as the case may be, in certain circumstances as provided in the Indenture.

Before November 15, 2025, the Notes will be convertible at the option of the noteholders only if specific conditions are met. Thereafter until the close of business on the second scheduled trading day immediately before the Maturity Date, the Notes will be convertible at the option of the noteholders at any time regardless of these conditions. Conversions of the Notes will be settled in cash, shares of the Issuer's Class A common stock or a combination thereof, at the Issuer's election.

The Notes will be redeemable, in whole or in part (subject to the partial redemption limitation (as described in the Indenture)), at the Issuer’s option at any time, and from time to time, on or after May 20, 2024 and on or before the 40th scheduled trading day immediately before the Maturity Date, at a cash redemption price equal to the principal amount of the Notes to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the redemption date, but only if (i) the last reported sale price per share of the Issuer’s Class A common stock exceeds 130% of the conversion price on (1) each of at least 20 trading days, whether or not consecutive, during the 30 consecutive trading days ending on, and including, the trading day immediately before the date the Issuer sends the related redemption notice; and (2) the trading day immediately before the date the Issuer sends such notice; and (ii) a registration statement covering the resale of the shares of the Issuer’s Class A common stock, if any, issuable upon conversion of the Notes in connection with such optional redemption is effective and available for use and is expected, as of the date the redemption notice is sent, to remain effective and available during the period from, and including the date the redemption notice is sent to, and including, the business day immediately before the related redemption date, unless the Issuer elects cash settlement in respect of the conversions in connection with such optional redemption.

In addition, calling any Note for redemption will constitute a make-whole fundamental change with respect to that Note, in which case the conversion rate applicable to the conversion of that Note will be increased in certain circumstances if it is converted after it is called for redemption and on or prior to the business day immediately before the related redemption date. If the Issuer elects to redeem less than all of the outstanding Notes, at least $50.0 million aggregate principal amount of Notes must be outstanding and not subject to redemption as of the date the Issuer sends the related redemption notice.

The Issuer estimates that the net proceeds from this offering, after deducting the Initial Purchasers’ discount and estimated offering costs and expenses payable by the Issuer, were approximately $143,850,000. The Company used a portion of the net proceeds from the sale of the notes to pay the cost of the capped call transactions described below, and intends to use the remaining proceeds to pay for working capital and general corporate purposes.

The foregoing description is qualified in its entirety by the full text of the Indenture, a copy of which is attached hereto as Exhibit 4.1. The terms of the Indenture, including the form of the Notes attached hereto as Exhibit 4.2, are incorporated herein by reference.

Registration Rights Agreement

In connection with the issuance and sale of the Notes, on May 27, 2021, the Issuer also entered into a registration rights agreement (the “Registration Rights Agreement”) with the Initial Purchasers of the Notes.

Pursuant to the Registration Rights Agreement, the Company has agreed that it will:

●	file with the SEC, as soon as practicable but in any event by the 180th day after the date the Company first issues the Notes, a registration statement (which must be an automatic shelf registration statement if the Company is then eligible to use one) covering the resale, from time to time, of the Notes and the shares of the Company’s Class A common stock issuable upon conversion of the Notes (if any);

●	use its best efforts to cause the registration statement, if not effective upon filing, to become effective under the Securities Act as promptly as practicable but in any event by the 210th day after the first date of original issuance of the Notes; and

●	use its best efforts to keep the registration statement continuously effective under the Securities Act until the earlier of (1) the 60th trading day immediately following the Maturity Date (subject to extension for any suspension of the effectiveness of the registration statement during the 60 trading days immediately following the maturity date) and (2) the date on which no Notes or shares of the Company’s Class A common stock issued upon conversion of the Notes (if any) are outstanding and constitute “restricted securities” (as defined in Rule 144).

If the Issuer does not fulfill certain of its obligations under the Registration Rights Agreement with respect to the Notes, the Issuer will be required to pay additional interest to holders of the Notes. If noteholders convert some or all of their Notes and shares of our Class A common stock are delivered to noteholders upon such conversion, such noteholders will not be entitled to additional interest with respect to those shares of Class A common stock.

The foregoing description is qualified in its entirety by the full text of the Registration Rights Agreement, a copy of which is attached hereto as Exhibit 10.1. The terms of the Registration Rights Agreement are incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above with respect to the Indenture and the issuance of the Notes by the Issuer is incorporated by reference into this Item 2.03.

Item 3.02.	Unregistered Sales of Equity Securities.

The disclosure set forth in Item 1.01 above is incorporated by reference into this Item 3.02. The Notes were issued to the Initial Purchasers in reliance upon Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), in transactions not involving any public offering. The Notes were resold by the Initial Purchasers to persons whom the initial purchasers reasonably believe are “qualified institutional buyers,” as defined in, and in accordance with, Rule 144A under the Securities Act. Initially, a maximum of 22,692,890 Class A common stock may be issued upon conversion of the Company’s 4.75% Convertible Senior Notes due 2026, based on the initial maximum conversion rate of 151.2859 shares of the Company’s Class A common stock per $1,000 principal amount of Notes, which is subject to customary adjustments.

Item 8.01	Other Events.

Capped Call Transactions

On May 27, 2021, in connection with the issuance of the Notes, the Issuer consummated privately negotiated capped call transactions (the “Capped Call Transactions”) with certain of the Initial Purchasers, their respective affiliates and other counterparties (the “Capped Call Counterparties”). The Capped Call Transactions initially cover, subject to anti-dilution adjustments substantially similar to those applicable to the Notes, the number of the Company’s Class A common stock underlying the Notes. The Capped Call Transactions are expected generally to reduce the potential dilution to holders of the Company’s Class A common stock upon conversion of the Notes and/or offset the potential cash payments that the Company could be required to make in excess of the principal amount of any converted Notes upon conversion thereof, with such reduction and/or offset subject to a cap.

The cap price of the Capped Call Transactions was initially approximately $14.8725 per share, which represents a premium of approximately 125% above the last reported sale price per share of Class A common stock on NASDAQ on May 24, 2021, and is subject to certain adjustments under the terms of the Capped Call Transactions.

The Capped Call Transactions are separate transactions entered into by the Company with the Capped Call Counterparties, are not part of the terms of the Notes and will not change any holder’s rights under the Notes. Holders of the Notes will not have any rights with respect to the Capped Call Transactions.

The Capped Call Counterparties and their respective affiliates are financial institutions engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage and other financial and non-financial activities and services. Certain of the Capped Call Counterparties and their respective affiliates have provided certain commercial banking, financial advisory, investment banking and other services for the Company and its affiliates in the ordinary course of their business in the past and may do so in the future, for which they have received and may continue to receive customary fees and commissions. Certain of the Capped Call Counterparties or their respective affiliates are initial purchasers of the Notes.

The Issuer used approximately $28.4 million of the net proceeds from the offering of the Notes to pay the cost of the Capped Call Transactions.

The foregoing description is qualified in its entirety by the full text of form of confirmation for the Capped Call Transactions, a copy of which is attached hereto as Exhibit 99.1. The terms of the form of confirmation for the Capped Call Transactions are incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

4.1	Indenture, dated as of May 27, 2021, among Shift Technologies, Inc., as issuer, and U.S. Bank National Association, as trustee
4.2	Form of Global Notes representing the Notes (included in Exhibit 4.1)
10.1	Registration Rights Agreement, dated as of May 27, 2021, by and among Shift Technologies, Inc. and the initial purchasers party thereto
99.1	Form of Capped Call Transaction Confirmation

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHIFT TECHNOLOGIES, INC.

Dated: June 1, 2021	/s/ George Arison
	Name:	George Arison
	Title:	Co-Chief Executive Officer and Chairman

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